EXHIBIT 10.1

AMENDMENT NO. 5

TO

ICEWEB, INC.

2000 MANAGEMENT AND DIRECTOR EQUITY

INCENTIVE AND COMPENSATION PLAN

WHEREAS, On August 21, 2000, AuctionAnything.com, Inc. (the “Company”), the former name of IceWeb, Inc., adopted the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”) covering 1,000,000 shares of Common Stock, as adjusted;

WHEREAS, the Plan was amended on March 21, 2003 to increase the number of shares covered by the Plan to 10,000,000 shares of Common Stock; and

WHEREAS, the Plan was amended on May 5, 2006 to decrease the number of shares covered by the Plan to 2,500,000 shares of Common Stock; and

WHEREAS, the Plan was amended on April 26, 2007 to decrease the number of shares covered by the Plan to 10,000,000 shares of Common Stock; and

WHEREAS, the Plan was amended on April 26, 2007 to decrease the number of shares covered by the Plan to 30,000,000 shares of Common Stock and;

WHEREAS, the Company desires to amend the Plan to further increase the authorized number of shares of Common Stock included within the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.         Section 4 of the Plan entitled “Shares Subject to Plan” is hereby amended so that the maximum aggregate number of shares which may be issued under the Plan shall be 60,000,000 shares of Common Stock.

2.	Except as modified herein, the terms and conditions of the Plan shall remain in full force and effect.

Executed this 5th day of October, 2009.

ICEWEB, INC.

By:/s/ John R. Signorello

John R. Signorello, CEO

Notary:

Subscribed and sworn before me this 5th day of October, 2009.

/s/ My Le Phuong

Notary Public

My Commission Expires May 31, 2013